EXHIBIT 23.1


CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Dycom Industries, Inc. on Form S-8 of our report dated August 22, 2003 (which expresses an unqualified opinion and includes an explanatory paragraph relating to a 2002 change in method of accounting for goodwill and other intangible assets), appearing in the Annual Report on Form 10-K of Dycom Industries, Inc. for the year ended July 26, 2003.

/s/ Deloitte & Touche LLP
-------------------------
DELOITTE & TOUCHE LLP

West Palm Beach, Florida
July 12, 2004